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                                                              EXHIBIT 23(a)

           INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

    We consent to the use in this Pre-Effective Amendment No. 1 to the Registration Statement No. 333-104301 of Delta Natural Gas Company, Inc. on Form S-2 of our report dated August 19, 2002, relating to the consolidated financial statements of Delta Natural Gas Company, Inc. as of and for the year ended June 30, 2002, appearing in this Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

    Our audit of the 2002 financial statements referred to in our aforementioned report also included the 2002 financial statement schedule of Delta Natural Gas Company, Inc., listed in Item 8 of the Annual Report on Form 10-K of Delta Natural Gas Company, Inc. for the year ended June 30, 2002 and incorporated by reference in this Registration Statement of Delta Natural Gas Company, Inc. on Form S-2. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, such 2002 financial statement schedule, when considered in relation to the 2002 basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein. The financial statement schedule for the years ended June 30, 2001 and 2000 was audited by other auditors who have ceased operations. Those auditors expressed an opinion, in their report dated August 10, 2001, that the 2001 and 2000 financial statement schedule, when considered in relation to the 2001 and 2000 basic financial statements taken as a whole, presented fairly, in all material respects, the information set forth therein.

DELOITTE & TOUCHE LLP

Cincinnati, Ohio
April 21, 2003